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                                                                  EXHIBIT 23.6

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

We hereby consent to (i) the inclusion of our opinion letter, dated November 4, 1997 to the Board of Directors of ILC Technology, Inc. (the "Company") as Annex E to the Joint Proxy Statement/Prospectus of the Company relating to the Merger of the Company with BEC Group, Inc. and (ii) all references to DLJ in the sections captioned "Summary -- Opinions of Financial Advisors", "The Merger -- ILC's Reasons for the Merger", "The Merger -- Material Contacts and Board Deliberations" and "The Merger -- Opinion of ILC's Financial Advisor" of the Joint Proxy Statement/Prospectus of BEC Group, Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                          By: /s/ Frederick C. Lane
                                              -------------------------------
                                              Frederick C. Lane
                                              Managing Director

New York, New York
January 28, 1998